UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2015

CROSS BORDER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52738 (Commission File Number)	98-0555508 (I.R.S. Employer Identification Number)
2515 McKinney Avenue, Suite 900, Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
(210) 226-6700 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On April 21, 2015, Cross Border Resources, Inc. (“Cross Border”) entered into a purchase and sale agreement (the “PSA”) with RMR Operating, LLC (“RMR Operating”), Black Rock Capital, Inc. (“Black Rock”), RMR KS Holdings, LLC (“RMR KS”) and Black Shale Minerals, LLC (“Buyer”). Each of Cross Border, RMR Operating, Black Rock and RMR KS is an operating subsidiary (together, the “Operating Subsidiaries”) of Red Mountain Resources, Inc. (“RMR,” and together with the Operating Subsidiaries, the “Companies”).

Pursuant to the PSA the Operating Subsidiaries sold, assigned, transferred and conveyed to Buyer, effective as of April 1, 2015, fifty percent (50%) of their right, title, and interest in and to certain oil and natural gas assets and properties (the “Assets”), including their oil and natural gas leasehold interests, wells, contracts, and oil and natural gas produced after April 1, 2015 (the “Sale”). The aggregate purchase price for the Assets under the PSA was $25.0 million, subject to certain adjustments, including post-closing adjustments for any title or environmental benefits or title or environmental defects resulting from Buyer’s title and environmental reviews.

The PSA contains customary representations, warranties and covenants. Pursuant to the PSA, the Operating Subsidiaries and Buyer have agreed to indemnify each other, their respective affiliates and their respective employees, officers, directors, managers, shareholders, members, partners, or representatives from and against all losses that such indemnified parties incur arising from any breach of representations, warranties or covenants in the PSA and certain other matters.

The Companies intend to use the cash consideration from the Sale to repay a portion of the outstanding balance on the Credit Agreement (as defined below), pay accounts receivable and for working capital.

Third Amendment and Waiver to the Credit Agreement

On March 11, 2015, Cross Border entered into an amendment and waiver (the “Third Amendment”) to the Senior First Lien Secured Credit Agreement, dated February 5, 2013, as amended (the “Credit Agreement”), with RMR, Black Rock and RMR Operating (together with Cross Border, the “Borrowers”) and Independent Bank (“Lender”). Pursuant to the Third Amendment, (i) the Lender waived any default or right to exercise any remedy as a result of the failure by the Borrowers to be in compliance with the requirements of Section 6.18 of the Credit Agreement with respect to the permitted ratio of consolidated current assets to consolidated current liabilities of Borrowers for the fiscal quarter ended September 30, 2014; and (ii) the borrowing base was decreased from $30 million to $27.8 million, effective as of March 1, 2015, and the commitment amount was decreased to $27.8 million, subject to monthly commitment reductions of $350,000 beginning March 1, 2015.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Fourth Amendment to the Credit Agreement

In conjunction with the PSA, on April 21, 2015, Cross Border entered into an amendment (the “Fourth Amendment”) to the Credit Agreement, with the other Borrowers and the Lender. Pursuant to the Fourth Amendment, the borrowing base was decreased from $27.8 million to $12.4 million, effective as of April 21, 2015, and the commitment amount was decreased to $12.4 million. In addition, the monthly commitment reduction amount was set to $0 as of April 1, 2015.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above with respect to the PSA is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements of Cross Border will be filed by amendment when available:

  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015.

  Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the Three Months Ended March 31, 2015.

  Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income for the Fiscal Year Ended December 31, 2014.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment and Waiver, effective as of March 1, 2015, by and among Independent Bank, as Lender, and Red Mountain Resources, Inc., Cross Border Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as Borrowers.

10.2	Amendment, effective as of April 21, 2015, by and among Independent Bank, as Lender, and Red Mountain Resources, Inc., Cross Border Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as Borrowers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 27, 2015	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment and Waiver, effective as of March 1, 2015, by and among Independent Bank, as Lender, and Red Mountain Resources, Inc., Cross Border Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as Borrowers.

10.2	Amendment, effective as of April 21, 2015, by and among Independent Bank, as Lender, and Red Mountain Resources, Inc., Cross Border Resources, Inc., Black Rock Capital, Inc. and RMR Operating, LLC, as Borrowers.